UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2023

Lottery.com Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38508	No. 81-1996183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20808 State Hwy 71 W, Unit B Spicewood, Texas	78669
(Address of Principal Executive Offices)	(Zip Code)

(737) 309-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LTRY	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $230.00	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

The Offering

On December 6, 2023, the Company entered into a placement agent agreement (the “Placement Agent Agreement”) with Univest Securities, LLC (the “Placement Agent”), whereby the Placement Agent agreed to act as placement agent in connection with the Company’s offering (“Offering”) of units (“Units”) up to $1,000,000; each Unit consisting of a convertible promissory note (each, a “Convertible Note” or collectively, the “Convertible Notes”), and a common stock purchase warrant (each, a “Warrant”, or collectively, the “Warrants”) to purchase shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) which include specific registration rights (“Registration Rights”), directly to one or more investors (each, an “Investor” and, collectively, the “Investors”) through the Placement Agent. The Securities (as defined below) shall be offered and sold pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

Promissory Notes

The Convertible Notes may be converted into shares of the Company’s common stock, par value $0.001, at any time at a convertible price of $2.2751 per share (the “Shares”). The Offering is to select institutional and accredited investors and is concurrent with the private placement of the Warrants and Registration Rights. The Company will be prohibited from effecting any conversion to the extent that, as a result of such conversion, an Investor would beneficially own more than 4.99% of the shares of common stock outstanding immediately upon such conversion.

Private Placement of Warrants

Concurrent with the closing of the Offering, each Investor will receive as part of their Unit, an unregistered Warrant to purchase the Company’s common stock at an exercisable price of $2.2751. The ability to exercise each Warrant expires on December 5, 2028, and each includes a “Most Favored Nation” clause which grants to each Investor the right to claim better conversion terms should the Company provide such to any other investor prior to exercise of the Warrant. The Company will be prohibited from effecting an exercise of Warrants to the extent that, as a result of such exercise, an Investor would beneficially own more than 9.9% of the shares of common stock outstanding immediately after giving effect to such exercise of a Warrant.

Registration Rights

Pursuant to the terms of the Units, the Company will register the Convertible Note and Warrant Shares for resale under a Registration Statement on Form S-3 (if Form S-3 is not available), pursuant the Securities Act of 1933, as amended (the “Securities Act”), then another form of registration will be utilized as available. The Company must file a registration statement by March 5, 2024.

Placement Agent Agreement

Pursuant to the Placement Agent Agreement, the Company agreed to pay the Placement Agent a cash fee of $7,500 of the gross proceeds from the Offering raised from the Investors. In addition, the Company agreed to issue to the Placement Agent (or its assigns) upon payment of $100.00 by the Placement Agent on the Closing Date, a common stock purchase warrant (the “Placement Agent Warrant”) to purchase 10,000 shares of Common Stock at a price of $2.2751. The Placement Agent Warrant agreement shall be exercisable, in whole or in part, commencing on the final Closing Date and shall be exercisable for a period of five years. The Placement Agent’s Warrant may be exercisable on a cashless basis. The Exercise price of the Placement Agent Warrant shall be the same as the Conversion Price of each Convertible Note. The Placement Agent’s Warrant Agreement and the shares of Common Stock issuable upon exercise thereof (the “PA Warrant Shares”) are hereinafter referred to together as the “Placement Agent’s Securities.”

The foregoing descriptions of the Placement Agent Agreement, Purchase Agreements, the Warrants the Registration Rights, and the Placement Agent Warrants are subject to, and qualified in their entirety by, the forms that will be filed and attached hereto as Exhibits to the Company’s forthcoming 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lottery.com Inc.

	By:	/s/ Matthew McGahan
	Name:	Matthew McGahan
	Title:	Chief Executive Officer

Date: December 18, 2023